EXHIBIT 5.1
                                                                     -----------

                          PILLSBURY MADISON & SUTRO LLP
                                  P.O. BOX 7880
                             SAN FRANCISCO, CA 94120
                               Tel: (415) 983-1000
                               Fax: (415) 983-1200

                                  March 9, 1998


Beringer Wine Estates Holdings, Inc.
1000 Pratt Avenue
St. Helena, CA 94574


    Re:  Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Beringer Wine Estates Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 200,000 shares of the Company's Class B Common Stock issuable pursuant to the Employee Stock Purchase Plan of the Company (the "ESPP"), it is our opinion that such shares of the Class B Common Stock of the Company, when issued and sold in accordance with the ESPP will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,


                                              /S/PILLSBURY MADISON & SUTRO LLP